UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2009

Harsco Corporation
(Exact name of registrant as specified in its charter)
DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   717-763-7064

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On January 27, 2009, the Board of Directors of Harsco Corporation (the “Company”) approved an award of performance-based restricted stock units (“RSUs”) to six of the Company’s executive officers and certain other officers and employees of the Company.  The awards, which vest ratably over the subsequent three years of continuous employment (one third of the original award each year), were made pursuant to the terms of the Company’s 1995 Executive Incentive Compensation Plan.  The awards were made pursuant to RSU Agreements in the form of the RSU Agreement filed as Exhibit 10 to the Form 8-K filing dated January 24, 2007, except with respect to Mr. Butler, whose RSU Agreement has been adjusted for certain U.K. tax, legal and other consequences. Pursuant to such approval, the Company granted the following RSUs to the following executive officers of the Company:

Name	Number of Restricted Stock Units	Fair Market Value January 27, 2009

Salvatore D. Fazzolari Chairman and Chief Executive Officer	20,000 units	$535,600

Geoffrey D. H. Butler Harsco Corporation President and Chief Executive Officer of the Harsco Infrastructure and Harsco Metals Segments	8,000 units	$214,240

Mark E. Kimmel Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	10,000 units	$267,800

Richard C. Neuffer Senior Vice President and Group CEO, Harsco Minerals & Rail Group	7,000 units	$187,460

Stephen J. Schnoor Senior Vice President and Chief Financial Officer	5,000 units	$133,900

Richard M. Wagner Vice President and Controller	2,000 units	$53,560

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation (Registrant)
February 2, 2009 (Date)	/s/ STEPHEN J. SCHNOOR Stephen J. Schnoor Senior Vice President and Chief Financial Officer